                                                                     Exhibit 4.2



                        SECOND AMENDED AND RESTATED LOAN
                              AND AGENCY AGREEMENT


                                      among


                       INTERMAGNETICS GENERAL CORPORATION
                               APD CRYOGENICS INC.
                              MAGSTREAM CORPORATION
                             MEDICAL ADVANCES, INC.
                          INTERCOOL ENERGY CORPORATION


                                       and


             CORESTATES BANK, N.A. AND THE OTHER BANKS PARTY HERETO


                                      with

                              CORESTATES BANK, N.A.
                                    as Agent







                                October 23, 1997

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
I.       CERTAIN DEFINITIONS..................................................................................1
         1.1    Definitions...................................................................................1
         1.2    Accounting Terms..............................................................................8

II.      THE CREDIT                                                                                           9
         2.1    Revolving Credit Loans........................................................................9
         2.2    The Revolving Credit Notes....................................................................10
         2.3    Funding Procedures............................................................................10
         2.4    Interest......................................................................................12
         2.5    Fees..........................................................................................14
         2.6    Reduction or Termination of Aggregate Revolving Loan Commitment...............................14
         2.7    Voluntary Prepayments.........................................................................14
         2.8    Payments......................................................................................15
         2.9    Changes in Circumstances; Yield Protection....................................................16
         2.10   Illegality....................................................................................18
         2.11   Joint and Several Liability...................................................................18
         2.12   Optional Cash Management Facility.............................................................18

III.     REPRESENTATIONS AND WARRANTIES                                                                       19
         3.1    Good Standing of the Borrowers; Authorization.................................................19
         3.2    Compliance with Laws and Other Agreements.....................................................19
         3.3    No Conflict; Governmental Approvals...........................................................19
         3.4    Financial and Other Information Regarding Borrowers...........................................19
         3.5    Taxes.........................................................................................20
         3.6    Liens and Guaranties..........................................................................20
         3.7    Material Adverse Changes......................................................................20
         3.8    Compliance with Federal Reserve Board Regulations.............................................20
         3.9    ERISA.........................................................................................21
         3.10   Pending Litigation............................................................................21
         3.11   Valid, Binding and Enforceable................................................................21
         3.12   No Untrue Statements..........................................................................21

IV.      CONDITIONS PRECEDENT                                                                                 21
         4.1    Conditions Precedent to All Loans.............................................................21
         4.2    Conditions Precedent to First Loan............................................................22

V.       AFFIRMATIVE COVENANTS                                                                                23
         5.1    Use of Proceeds...............................................................................23
         5.2    Accounting Records, Reports and Financial Statements..........................................23
         5.3    Ordinary Course of Business; Records..........................................................24

         5.4    Information for the Banks.....................................................................24
         5.5    Insurance.....................................................................................24
         5.6    Maintenance...................................................................................25
         5.7    Taxes.........................................................................................25
         5.8    Leases........................................................................................25
         5.9    Corporate Existence; Certain Rights; Laws.....................................................25
         5.10   Notice of Litigation..........................................................................25
         5.11   Indebtedness..................................................................................25
         5.12   Notice of Events of Default...................................................................26
         5.13   ERISA.........................................................................................26
         5.14   Deposit Accounts..............................................................................26
         5.15   Management....................................................................................26
         5.16   Financial Covenants...........................................................................26

VI.      NEGATIVE COVENANTS                                                                                   26
         6.1    Fundamental Corporate Changes.................................................................27
         6.2    Indebtedness..................................................................................27
         6.3    Liens.........................................................................................27
         6.4    Guaranties....................................................................................28
         6.5    Sales and Lease-Backs.........................................................................28
         6.6    Loans; Investments............................................................................28
         6.7    Change in Business............................................................................28
         6.8    Sale or Discount of Receivables...............................................................28
         6.9    ERISA.........................................................................................28
         6.10   Restricted Payments...........................................................................29

VII.     DEFAULT                                                                                              29
         7.1    Borrowers' Failure to Pay.....................................................................29
         7.2    Breach of Covenants or Conditions.............................................................29
         7.3    Defaults in Other Agreements..................................................................29
         7.4    Agreements Invalid............................................................................29
         7.5    False Warranties; Breach of Representations...................................................30
         7.6    Judgments.....................................................................................30
         7.7    Bankruptcy or Insolvency of a Borrower........................................................30

VIII.    REMEDIES                                                                                             31
         8.1    Further Advances; Acceleration; Setoff........................................................31
         8.2    Further Remedies..............................................................................32

IX.      AGENT                                                                                                32
         9.1    Appointment and Authorization.................................................................32
         9.2    Duties and Obligations........................................................................32
         9.3    The Agent as a Bank...........................................................................33
         9.4    Independent Credit Decisions..................................................................33
         9.5    Indemnification...............................................................................33

         9.6    Successor Agent...............................................................................34
         9.7    Allocations Made By Agent.....................................................................34
         9.8    Benefits of Article IX........................................................................34
         9.9    Mutual Disclosure.............................................................................35
         9.10   Reports and  Notices..........................................................................35

X.       MISCELLANEOUS                                                                                        35
         10.1   Waiver........................................................................................35
         10.2   Amendments....................................................................................35
         10.3   Governing Law.................................................................................35
         10.4   Participations and Assignments................................................................36
         10.5   Captions......................................................................................37
         10.6   Notices.......................................................................................37
         10.7   Sharing of Collections, Proceeds and Set-Offs; Application of Payments........................38
         10.8   Expenses of the Agent; Indemnification of the Agent and the Banks.............................39
         10.9   Survival of Warranties and Certain Agreements.................................................40
         10.10  Severability..................................................................................40
         10.11  Banks' Obligations Several; Independent Nature of Banks' Rights...............................40
         10.12  No Fiduciary Relationship.....................................................................40
         10.13  CONSENT TO JURISDICTION AND SERVICE OF PROCESS................................................41
         10.14  WAIVER OF JURY TRIAL..........................................................................41
         10.15  Counterparts; Effectiveness...................................................................41
         10.16  Use of Defined Terms..........................................................................42

LIST OF EXHIBITS:

Exhibit A         Form of Borrowing Notice
Exhibit B         Form of Covenant Compliance Certificate
Exhibit C         Form of Competitive Bid Note

LIST OF SCHEDULES:

Schedule A        Applicable Margin for LIBO Rate Loans
Schedule 3.4(c)   Borrowers' Investments
Schedule 5.16     Financial Covenants
Schedule 6.2      Existing Indebtedness

              SECOND AMENDED AND RESTATED LOAN AND AGENCY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AND AGENCY AGREEMENT, dated as of October 23, 1997 (this "Agreement"), is entered into by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("IGC"), APD CRYOGENICS INC., a Pennsylvania corporation ("APD"), MAGSTREAM CORPORATION, a New York corporation ("MC"), MEDICAL ADVANCES, INC., a Wisconsin corporation ("MA"), and INTERCOOL ENERGY CORPORATION, a Delaware corporation ("IEC") (each, a "Borrower" and collectively, the "Borrowers"), the banking institutions signatories hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 hereof (each, a "Bank" and collectively, the "Banks") and CORESTATES BANK, N.A., a national banking association ("CoreStates"), as agent for the Banks under this Agreement (in such capacity, the "Agent").

                                   WITNESSETH:

         WHEREAS, the Agent and IGC, APD and MC (collectively, the "Existing Borrowers") are parties to a certain Amended and Restated Loan Agreement dated as of December 23, 1991, as amended on February 26, 1992, June 14, 1994, and August 1, 1994 (as amended, the "Existing Loan Agreement"), pursuant to which the Agent has made available to the Existing Borrowers certain credit facilities.

         WHEREAS, the parties hereto desire to amend and restate the Existing Loan Agreement in its entirety to, among other things: add MA and IEC (the "New Borrowers") as additional co-borrowers; add the Banks other than the Agent as additional co-lenders; and set forth the terms on which the Agent shall act as agent for the Banks; and

         WHEREAS, the Banks and the Borrowers desire the Agent, and the Agent has agreed, to act as the agent for the Banks as provided herein.

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree to amend and restate the Existing Loan Agreement in its entirety as follows:

I.       CERTAIN DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have these meanings:

         "Additional Amount" shall have the meaning set forth in Section 2.1.

         "Adjusted Base Rate" shall mean the Base Rate less one-half of one percent (0.5%).

         "Affiliate" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with any Borrower or any Subsidiary; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of any Borrower or any Subsidiary; or (3) ten percent (10%) or more of the voting stock of which is, directly or indirectly, beneficially owned or held by any Borrower or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Second Amended and Restated Loan and Agency Agreement, as amended, supplemented, or modified from time to time, and all exhibits and schedules attached hereto.

         "Aggregate Revolving Loan Commitment" shall have the meaning set forth in Section 2.1.

         "Applicable Margin" shall mean the margin applicable to LIBO Rate Loans, determined in accordance with Schedule A hereto.

         "Base Rate" shall mean, for any day, the prime commercial lending rate of CoreStates, as announced from time to time at its head office, calculated on the basis of the actual number of days elapsed in a year of 360 days.

         "Base Rate Loans" shall mean Revolving Credit Loans accruing interest based on the Adjusted Base Rate.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

         "Capitalized Lease" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

         "Closing Date" shall mean the date hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

         "Commitment Percentage" shall mean with respect to each Bank, the percentage set forth opposite its name on the signature page hereof.

         "Competitive Bid Loan" shall mean a Loan made by a Bank to the Borrowers pursuant to Section 2.4(c) hereof.

         "Competitive Bid Notes" shall mean notes issued by the Borrowers to evidence Loans made pursuant to Section 2.4(c) hereof.

         "Covenant Compliance Certificate" shall mean a certificate, completed by the Chief Financial Officer of IGC on behalf of the Borrowers and submitted to the Agent, in the form of Exhibit B hereto.

         "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as current assets of any Borrower.

         "Default Rate" on any Loan shall mean the lower of (i) 2% per annum above the Base Rate; or (ii) the highest interest rate permitted by applicable law.

         "Dollars" shall mean the lawful currency of the United States of America.

         "EBITDA" shall mean, for any period, the sum (without duplication) of
(i) Net Income, (ii) provision for taxes based on income, (iii) Interest Expenses, and (iv) to the extent Net Income has been reduced thereby, amortization expense, depreciation expense and other expenses not ultimately settled in cash, all as determined for the Borrowers on a consolidated basis in accordance with GAAP.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as any Borrower within the meaning of
Section 414(b) of the Code, or any trade or business which is under common control with any Borrower within the meaning of Section 414(c) of the Code.

         "Event of Default" shall have the meaning set forth in Section 7.1.

         "Environmental Laws" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601, et seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq., all other federal, state and local environmental or health laws applicable to any Borrower or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

         "Guaranty" shall mean any guaranty or other agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

         "Generally Accepted Accounting Principles" or "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including, without limitation, Environmental Laws.

         "Indebtedness" shall mean any obligation for borrowed money, including, without limitation: (i) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business; and (ii) any Capitalized Lease obligation.

         "Interest Expenses" shall mean, for any period, the gross interest expense for the Borrowers on a consolidated basis for such period, as determined in accordance with GAAP.

         "Interest Period" shall mean, with respect to any LIBO Rate Loan, each period commencing on the date any such Loan is made or, with respect to a Loan being renewed, the last day of the next preceding Interest Period with respect to a Loan, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day of the calendar month) in the first, second, third or sixth calendar month thereafter as selected under the procedures specified in Section 2.3, if the Banks are then offering LIBO Rate Loans for such period; provided that each LIBO Rate Loan Interest Period which would otherwise end on a day which is not a Business Day (or, for purposes of Loans to be repaid on a London Business Day, such day is not a London Business
Day) shall end on the next succeeding Business Day (or London Business Day, as appropriate) unless such next succeeding Business Day (or London Business Day, as appropriate) falls in the next succeeding calendar month, in which case the Interest Period shall end on the next preceding Business Day (or London Business Day, as appropriate).

         "LIBO Rate" shall mean, for the applicable Interest Period, (i) the rate, rounded upwards to the next one-sixteenth of one percent, determined by the Agent two London Business Days prior to the date of the corresponding LIBO Rate Loan, at which the Agent is offered deposits in dollars at approximately 11:00 A.M. London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Loan in an amount and for a period comparable to the amount and Interest Period of such Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the LIBO Rate Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any LIBO Rate Loan outstanding on the effective date of any change in the LIBO Rate Reserve Percentage, as of such effective date. LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

         "LIBO Rate Reserve Percentage" shall mean, for any LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Agent against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the LIBO Rate Reserve Percentage shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans.

         "LIBO Rate Loans" shall mean Revolving Credit Loans accruing interest based on the LIBO Rate.

         "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

         "Loan" or "Loans" shall mean a Revolving Credit Loan or Revolving Credit Loans and a Competitive Bid Loan or Competitive Bid Loans.

         "Loan Documents" shall mean this Agreement, the Notes, and each other agreement, document and instrument executed in connection herewith.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of any Borrower or any ERISA Affiliate.

         "Net Income" shall mean, for any period, the consolidated net income (after the deduction of federal and state income taxes) of the Borrowers, determined in accordance with GAAP, excluding:

                  (a)      the proceeds of any insurance policy;
                  (b)      any gain or loss arising from:
                           (1) the sale or other disposition of any assets, other than in the ordinary course of business (other than Current Assets);

                           (2)      any write-up of assets; or
                           (3) the acquisition of outstanding securities representing Indebtedness of any
                                    Borrower;
                  (c) any earnings, prior to the date of acquisition, of any Person acquired in any manner;
                  (d) any earnings of a successor to or transferee of the assets of any Borrower prior to becoming such successor or transferee;
                  (e) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and
                  (f) any other item constituting an extraordinary gain or loss under GAAP.

         "Notes" shall mean the Revolving Credit Notes and Competitive Bid
Notes.

         "Obligations" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or the Agent by or from the Borrowers or any Subsidiary arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on all the Revolving Credit Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers or any Subsidiary or for which any Borrower or any Subsidiary is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

         "Operating Lease" shall mean an operating lease as defined by Generally Accepted Accounting Principles, excluding all leases the expenses for which may be charged to a customer of any Borrower pursuant to the written terms of the contract with such customer.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question were, in whole or in part, the responsibility of any Borrower or any ERISA Affiliate.

         "Permitted Acquisitions" shall mean acquisitions by the Borrowers, or any of them, of the assets and/or capital stock of other businesses and/or Persons, for which cash consideration (net of any cash acquired directly by the Borrowers or retained by the entity that is acquired by the Borrowers as part of the acquisition transaction) is paid in an amount not to exceed $10,000,000 in the aggregate between the Closing Date and the Revolver Termination Date.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

         "Plan" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

         "Potential Default" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

         "Regulation" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

         "Regulatory Change" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

         "Reportable Event" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Borrower or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any Borrower or any ERISA Affiliate to make payments required by Code Section 412(m).

         "Required Banks" at any time shall mean Banks whose Revolving Loan Commitments equal or exceed 51% of the total of such Revolving Loan Commitments if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 51% of the Loans; provided, however, that with respect to Sections 5.1, 5.11, 5.14, 5.16, 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.8,
6.10 and 8.1 of this Agreement, the term "Required Banks" shall mean Banks whose Revolving Loan Commitments equal 100% of the total of such Revolving Loan Commitments if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal 100% of the Loans.

         "Revolver Termination Date" shall have the meaning set forth in Section 2.1.

         "Revolving Loan Commitment" shall have the meaning set forth in Section 2.1.

         "Revolving Credit Loan" or "Loan" shall have the meaning set forth in
Section 2.1.

         "Revolving Credit Note" shall have the meaning set forth in Section
2.2.

         "Senior Funded Debt" shall mean (i) Indebtedness, excluding Subordinated Indebtedness; (ii) Capitalized Lease obligations; (iii) all Guaranties, direct or indirect, except (A) those that guarantee obligations that would already be included in this definition and (B) guarantees of obligations arising under Operating Leases; (iv) contingent obligations in connection with issued and outstanding standby letters of credit, except those obligations that would already be included in this definition; and (v) obligations in connection with bankers' acceptances.

         "Subordinated Indebtedness" shall mean, at any time, all Indebtedness of the Borrowers subordinated to the Obligations on terms reasonably satisfactory to the Banks, including the outstanding portion of the $30,000,000 of 5.75% convertible subordinated debentures due September 19, 2003.

         "Subsidiary" shall mean a corporation or other entity, the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by any Borrower.

         "Taxes" shall have the meaning set forth in Section 2.9.

         "Termination Event" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c), (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the Financial Statements referred to in Section 3.4, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

II. THE CREDIT

         2.1 Revolving Credit Loans.

             (a) Subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants contained herein, each Bank agrees, severally and not jointly with the other Banks, to make revolving credit loans (collectively called the "Revolving Credit Loans" and each individually a "Revolving Credit Loan") to the Borrowers from time to time during the period commencing on the Closing Date and ending three (3) years following the Closing Date, or on any earlier date as provided in Section 2.7(b) or Section 8.1 hereof (the "Revolver Termination Date"), in principal amounts not to exceed at any time outstanding in the aggregate the amount set forth opposite the name of each such Bank on the signature page hereof (each such amount being hereinafter called such Bank's "Revolving Loan Commitment" and collectively, the Banks' "Aggregate Revolving Loan Commitment"). All Loans shall be made by the Banks simultaneously and pro rata in accordance with the Revolving Loan Commitments. The failure of any one or more of the Banks to make Revolving Credit Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations under this Section 2.1(a), but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend under this Section 2.1(a) exceed the amount of such Bank's Revolving Loan Commitment at that time.

             (b) The Borrowers may request Revolving Credit Loans to bear interest at either the Adjusted Base Rate or LIBO Rate options described in
Section 2.4. The Revolving Credit Loans outstanding at any one time may involve any combination of such interest rate options in such amounts as the Borrowers may determine, subject to the terms and conditions hereof, including the requirement concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to a single Revolving Credit Loan, and
(ii) in the case of LIBO Rate Loans, no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date.

             (c) Notwithstanding the foregoing, the Borrowers shall not be entitled to a Revolving Credit Loan if, after giving effect to such Revolving Credit Loan, the unpaid principal amount of the Revolving Credit Loans to the Borrowers exceeds the Aggregate Revolving Loan Commitment.

             (d) Except for Revolving Credit Loans which exhaust the full remaining amount of the Aggregate Revolving Loan Commitment and conversions which result in the conversion of all Revolving Credit Loans subject to a particular interest rate option, each of which may be in lesser amounts, each Loan when made and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $500,000 or, if greater, then in such minimum amount plus $100,000 multiples.

             (e) Within the limits of the Aggregate Revolving Loan Commitment, the Borrowers may borrow, prepay (in accordance with Section 2.8) and reborrow Revolving Credit Loans. All Revolving Credit Loans shall, in any event, be repaid by the Borrowers on the Revolver Termination Date.

             (f) If any principal of a LIBO Rate Loan shall be voluntarily repaid (whether upon prepayment, reduction of the Aggregate Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan pursuant to Section 2.11 prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if the Borrowers fail for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.3, the Borrowers shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all appropriate direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank, and including lost profits incurred or sustained by such Bank) as a result of such repayment or failure to borrow (the "Additional Amount"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to the Borrowers by the Agent in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

         2.2 The Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall all be evidenced by a single promissory note of the Borrowers (each such promissory note as it may be amended, extended, modified or renewed a "Revolving Credit Note") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise in form and substance satisfactory to the Banks. The Revolving Credit Notes shall be dated the Closing Date, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. The Revolving Credit Notes shall mature upon the Revolver Termination Date, and upon maturity each outstanding Revolving Credit Loan evidenced thereby shall be due and payable. The Agent shall maintain records of all Loans evidenced by the Revolving Credit Notes and of all payments thereon, which records shall be conclusive absent manifest error.

         2.3 Funding Procedures.

             (a) Each request for a Revolving Credit Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 11:00 a.m. on a Business Day by delivery to the Agent of a written request signed by IGC on behalf of the Borrowers or, in the alternative, a telephone request followed promptly by written confirmation of the request, specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loan. The form of request attached hereto as Exhibit A ("Borrowing Notice") shall be used to request the making, conversion or renewal of Revolving Credit Loans unless otherwise agreed. Each request shall be received not less than one (1) Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three (3) London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by the Agent.

             (b) Upon receipt of a request for a Loan or the conversion of a Loan, and if the conditions precedent provided herein shall be satisfied at the time of such request, the Agent promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by the Agent, the request for a Loan or the conversion of a Loan shall not be revocable by the Borrowers.

             (c) Not later than 11:00 A.M. on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to the Agent at the address set forth in Section 10.6 hereof or at such account in London as the Agent shall specify to the Borrowers and the Banks. Unless the Agent knows that any applicable condition specified herein has not been satisfied, the Agent will make the funds so received from the Banks immediately available to the Borrowers on the date of each Loan by a credit to the account of the Borrowers at the Agent's aforesaid address.

             (d) Unless the Agent shall have been notified by any Bank at least one (1) Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 P.M. on the date a Base Rate Loan is requested, that such Bank does not intend to make available to the Agent such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of the Loan and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent such Bank shall not have made such funds available to the Agent, such Bank agrees to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the Federal Funds Rate plus 50 basis points for three (3) Business Days, and thereafter at the Base Rate. If such Bank shall repay to the Agent such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Agent, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which the Borrowers may have against any Bank as a result of any default by such Bank hereunder.

             (e) If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in clause
(c).

         2.4 Interest.

             (a) Base Rate. Each Base Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full or converted, at a rate per annum equal to the Adjusted Base Rate determined from time to time.

             (b) LIBO Rate. Each LIBO Rate Loan shall bear interest on the principal amount thereof from the date made until such Loan is paid in full, renewed, or converted, at a rate per annum equal to the applicable LIBO Rate plus the Applicable Margin determined from time to time.

                 (1) After receipt of a request for a LIBO Rate Loan, the Agent shall proceed to determine the LIBO Rate to be applicable thereto. The Agent shall give prompt notice by telephone or facsimile to the Borrowers and to each Bank of the LIBO Rate thus determined in respect of each LIBO Rate Loan or any change therein.

                 (2) In the event the Borrowers fail to, or are not permitted to, select an Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan shall be automatically converted into a Base Rate Loan on the last day of the Interest Period for such Loan.

             (c) Competitive Bid Rate. For working capital advances, the Borrowers may request the Agent to solicit competitive bids from the Banks for a rate of interest (the "Competitive Bid Rate") quoted by the Banks, the amount and duration of which Competitive Bid Rate shall be offered to the Borrowers in each Bank's sole discretion; provided, however, that the Banks reserve the right to limit the number of such requests for Competitive Bid Rate bids in any given period. In the event that the Borrowers desire the Agent to solicit competitive bids with respect to the Competitive Bid Rate, IGC, on behalf of the Borrowers, shall notify the Agent of such request in writing in the manner set forth in
Section 10.6 hereof, with authorized signatures and with the executed original sent to the Agent under separate cover (each, a "Request for Competitive Bids"), the contents of which shall be irrevocable and binding on the Borrowers. The Agent, upon receipt thereof, shall forward copies of such Request for Competitive Bids to each Bank by telecopier on the day of such receipt in the event that the Agent receives such Request for Competitive Bids not later than 11:00 a.m. that day and otherwise not later than 11:00 a.m. of the next Business Day. Each Request for Competitive Bids shall specify (i) the requested borrowing date (the "Borrowing Date"), (ii) the amount of the Loan desired, (iii) the use of the Loan proceeds, and (iv) if applicable, the Interest Period applicable to the desired advance. Each Bank shall have the right, but not the obligation, to submit a bid to make such desired advance to the Borrowers; provided that such bid, if any, shall be delivered in writing by telecopier to the Agent not later than 11:00 a.m. on the Business Day next following the Bank's receipt of a copy of the Request for Competitive Bids from the Agent (the "Bid Deadline"); and provided further that such bid, if any, shall specify the principal amount which such Bank is willing to make available to the Borrowers and the interest rate at which such Bank is willing to make such advance available. The Agent agrees that in the event it elects to submit a bid pursuant to such Request for Competitive Bids, the Agent must submit its bid, if any, not later than thirty (30) minutes prior to the Bid Deadline. The Agent shall furnish copies of the bids, if any, which it receives on or before the Bid Deadline to IGC, by telecopier, on the day of Agent's receipt thereof in the event that the Agent receives such bids not later than 11:00 a.m. that day and otherwise not later than the next Business Day. IGC shall determine the aggregate amount of any of the bids, if any, submitted by the Banks which IGC desires to accept. To the extent that IGC desires to accept some or all of the bids so submitted, IGC shall accept the bids in order of the lowest to highest interest rates ("Bid Rates"), and IGC must notify the Agent by telephone, confirmed in writing delivered to the Agent by telecopier not later than 11:00 a.m. on the Business Day next following the date on which IGC receives copies of the bids, if any, from the Agent (the "Acceptance Deadline"). In the event that IGC fails to so notify the Agent prior to the Acceptance Deadline of the amount of any of the bids, if any, submitted by the Banks which IGC desires to accept, IGC shall automatically be deemed to have rejected all such bids. If, pursuant to a particular Request for Competitive Bids, two or more Banks bid at the same Bid Rate and the aggregate amount of bids accepted by IGC is less than the aggregate amount of such bids, then the amount to be borrowed at such Bid Rate shall be allocated among such Banks according to their respective Commitment Percentages. Any amounts advanced by any Bank pursuant to a Request for Competitive Bids as set forth in this Section shall be deemed to be a Loan hereunder; provided, however, that any advance made by a Bank pursuant to a Request for Competitive Bids shall not reduce that Bank's obligation to advance its pro rata share of any remaining undrawn availability under the Revolving Loan Commitment of such Bank. Notwithstanding anything herein to the contrary, each Loan pursuant to a Request for Competitive Bids shall be in an amount equal to or in excess of $500,000 and shall be evidenced by a promissory note in the form attached hereto as Exhibit C, with such changes thereto as may be required by the Bank making such Loan in order to reflect the terms of such Loan.

             (d) Renewals and Conversions of Loans. The Borrowers shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) IGC, on behalf of the Borrowers, shall give the Agent notice of each permitted conversion or renewal as provided in Section 2.3 hereof; (ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; and (iii) no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. The Agent shall use its best efforts to notify the Borrowers of the effectiveness of each such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect the Borrowers' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

             (e) Continuing Liability of Borrowers. The liability of the Borrowers under this Section 2.4 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower or other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

         2.5 Fees.

             (a) The Borrowers shall pay to the Agent for the ratable benefit of the Banks, and as compensation for the Banks' Revolving Loan Commitments, a fee (the "Commitment Fee") computed at the rate per annum equal to 12.5 basis points (0.125%) on the average daily amount of the unused portion of the Aggregate Revolving Loan Commitment accrued from and after the date hereof. The Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing October 1, 1997 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. Payment shall be made to the Agent on behalf of the Banks and the Agent shall promptly forward to each Bank the portion of the Commitment Fee amount due such Bank. The Commitment Fee shall be calculated on the basis of a 360 day year.

             (b) The Borrowers shall pay to the Agent for its own account, the fees and expenses agreed to between the Borrowers and the Agent in the letter
agreement between the Agent and IGC, dated          , 1997 (the "Side Letter").

         2.6 Reduction or Termination of Aggregate Revolving Loan Commitment.

             (a) Voluntary. The Borrowers may at any time, on not less than three (3) Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the amount of $1,000,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the Aggregate Revolving Credit Commitment as reduced.

             (b) Termination. In the event the Aggregate Revolving Loan Commitment is terminated pursuant to the terms of this Agreement, the Revolver Termination Date shall accelerate and the Borrowers shall, simultaneously with such termination, repay the Base Rate Loans and LIBO Rate Loans in accordance with Section 2.8.

         2.7 Voluntary Prepayments.

             (a) Base Rate Loans. On one (1) Business Day's notice to the Banks, the Borrowers may, at their option, prepay the Base Rate Loans in whole at any time or in part from time to time, provided that each partial prepayment shall be in the principal amount of $500,000 or, if greater, then in $100,000 multiples.

             (b) LIBO Rate Loans. The Borrowers may, at their option, prepay any LIBO Rate Loan, provided that if the Borrowers shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, the Borrowers shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in Section 2.1(f)).

         2.8 Payments.

             (a) LIBO Rate Loans. Accrued interest on LIBO Rate Loans with Interest Periods of one, two or three months shall be due and payable on the last day of such Interest Period. Accrued interest on LIBO Rate Loans with Interest Periods of six months shall be due and payable at the end of the third month and on the last day of such Interest Period.

             (b) Base Rate Loans. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each month and upon the Revolver Termination Date.

             (c) Form of Payments; Application of Payments; Payment Administration, Etc. Provided that no Event of Default or Potential Default then exists, all payments and prepayments shall be applied to the Loans in such order and to such extent as shall be specified by the Borrowers, by written notice to the Agent at the time of such payment or prepayment. Except as otherwise provided herein, all payments of principal, interest, fees, or other amounts payable by the Borrowers hereunder shall be remitted to the Agent on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as the Agent shall specify to the Borrowers and the Banks, in immediately available funds not later than 2:00 p.m. on the day when due. The Agent will promptly distribute to each Bank by wire transfer in immediately available funds each Bank's pro rata share of such payment based upon such Bank's Commitment Percentage. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period" in Section 1.1, be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Each Borrower authorizes the Agent to deduct from any account of any Borrower maintained at the Agent or over which the Agent has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. The Agent's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect the Borrowers' obligations to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

             (d) Net Payments. All payments made to the Banks and the Agent by the Borrowers hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed, by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any Bank Taxes (as defined herein)), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). The Borrowers shall also reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the gross or net income of such Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction (or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of such Bank is located (collectively, "Bank Taxes") as such Bank shall determine are payable by such Bank due to the amount of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Each Borrower will furnish to the Agent upon request certified copies of tax receipts evidencing such payment by such Borrower. The Borrowers will, on a joint and several basis, indemnify and hold harmless the Agent and each Bank, and reimburse the Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

         2.9 Changes in Circumstances; Yield Protection.

             (a) If any Regulatory Change or compliance by the Banks with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall:

                 (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, the Banks;

                 (ii) impose on the Banks any other condition regarding the
             Notes;

                 (iii) subject the Banks to, or cause the withdrawal or
             termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing the Banks to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from the Borrowers; or

                 (iv) change the basis of taxation of payments from the
             Borrowers to the Banks (other than by reason of a change in the method of taxation of a Bank's net income);

and the result of any of the foregoing events is to increase the cost to a Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by the Bank hereunder in respect of any Loan, the Agent will immediately so notify the Borrowers. If a Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by the Agent to the Borrowers, the Borrowers shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate the Bank for such increased cost or reduced amount.

             (b) If any Bank shall reasonably determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, the Borrowers shall promptly pay to the Agent for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

             (c) If the Agent shall reasonably determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market, adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, the Agent shall give notice of such inability or determination by telephone to the Borrowers and to each Bank at least two (2) Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of the Borrowers at any time thereafter to submit another request.

             (d) Determination by a Bank for purposes of this Section 2.9 of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to the Borrowers, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to the Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

             (e) The affected Bank will notify the Borrowers of any event occurring after the date of this Agreement that will entitle the Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount of amounts then payable pursuant to this Section. The Borrowers shall pay such Bank the amount shown as due on such notice within 10 days after their receipt of the same.

        2.10 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Banks to (1) maintain their Revolving Loan Commitments, then upon notice to the Borrowers by the Agent, the Revolving Loan Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Borrowers of such event, the Borrowers' outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

        2.11 Joint and Several Liability. Each Borrower, on a joint and several basis, unconditionally and irrevocably guarantees to each Bank the due, prompt and complete payment by each other Borrower of its payment of principal of and interest on each Revolving Credit Loan, when and as the same shall become due and payable, and any and all other amounts with respect to which any other Borrower is obligated under any Loan Document. The obligation of each Borrower under this Section 2.11 is a guaranty of payment and not of collectability and is no way conditioned or contingent upon any attempt to collect from or enforce compliance by any other Borrower or upon any other event, contingency or circumstance whatsoever. The obligation of each Borrower under this Section shall be primary, absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based upon any claim any Borrower or any other Person may have against any other Borrower or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Borrower shall have any knowledge or notice thereof). No Borrower shall be subrogated to the rights of the Banks in respect of any payment or other obligation with respect to which an amount has been payable by such Borrower under this Section 2.11 and no Borrower shall seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by it pursuant to the provisions of this Section 2.11.

        2.12 Optional Cash Management Facility. Should the Borrowers, or any of them, become continuing borrowers with CoreStates or any other Bank and wish to utilize the cash management services of CoreStates or such other Bank, the Banks may agree to allow $500,000 of the Revolving Loan Commitment of CoreStates or such other Bank to be dedicated to fund, on a daily basis, the cash management requirements of such Borrower(s), without allocating such borrowings among the Banks on a pro rata basis.

III. REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to execute and deliver this Agreement and to make the Loans available to the Borrowers, the Borrowers, jointly and severally, represent and warrant to the Banks that:

     3.1 Good Standing of the Borrowers; Authorization. Each of the Borrowers is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation. Each Borrower is duly qualified as a foreign corporation and authorized to do Business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the financial condition of such Borrower, and has the corporate power to own its properties and to carry on its business as now conducted. The execution, delivery and performance of this Agreement and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of each of the Borrowers.

     3.2 Compliance with Laws and Other Agreements. Each Borrower is in compliance in all material respects with all Regulations applicable to such Borrower and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any Regulation that might have a materially adverse effect on any Borrower.

     3.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not (i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, or (ii) conflict with or result in a breach of any provision of the certificate or articles of incorporation or by-laws of any Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by any Borrower for the due execution and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Banks on or before the Closing Date).

     3.4 Financial and Other Information Regarding Borrowers.

         (a) The Borrowers have delivered to the Banks true, correct and complete copies of the consolidated balance sheets of IGC and its consolidated Subsidiaries as of May 23, 1997, and related statements of income for the period then ended, together with notes thereto and the unqualified opinion thereon, dated July 11, 1997, of KPMG Peat Marwick LLP. The Borrowers shall, upon request by the Agent, supply the Banks with true and correct copies of consolidating balance sheets of IGC and its consolidated subsidiaries for the aforementioned periods. Those financial statements and the notes thereto (together, the "Financial Statements") present fairly the financial position of IGC and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended in conformity with GAAP.

         (b) As of the date of this Agreement, no Borrower has any Indebtedness other than as shown in the Financial Statements.

         (c) Except as set forth on Schedule 3.4(c), as of the date of this Agreement, no Borrower has any "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person.

     3.5 Taxes. No Borrower is delinquent in the payment of any material income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by a Borrower and for which appropriate reserves have been established in accordance with GAAP.

     3.6 Liens and Guaranties.

         (a) All properties and assets of each Borrower are owned by that Borrower free and clear of all Liens except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 3.5 of this Agreement; (ii) those not arising in connection with Indebtedness that do not materially impair the use or value of the properties or assets of that Borrower in the conduct of its businesses; (iii) Liens whose release and termination is evidenced by the Borrowers' delivery to the Banks of appropriate documents on the Closing Date; and (iv) Liens permitted under the Loan Documents.

         (b) Except as permitted hereby, no Borrower is obligated under any Guaranty.

     3.7 Material Adverse Changes. Since May 23, 1997, there has not been any material adverse change in the business, operations, properties or financial position of any of the Borrowers. No Borrower knows of any fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as that Borrower can now reasonably foresee, will materially adversely affect, the business, operations, properties or financial position of any Borrower or the performance by any Borrower of its obligations under this Agreement and the other Loan Documents.

     3.8 Compliance with Federal Reserve Board Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207,
221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve any Borrower in a violation of Regulation X of the said Board (12 C.F.R. 224). The assets of the Borrowers do not include any margin securities, and no Borrower has any present intention of acquiring any margin security.

     3.9 ERISA. The provisions of each Plan maintained by any Borrower complies in all material respects with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and no Termination Event has occurred.

     3.10 Pending Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of any of the Borrowers, threatened against or affecting any Borrower, before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by any Borrower under this Agreement and the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of any Borrower, or the ability of any Borrower to perform its obligations under this Loan Agreement and the other Loan Documents.

     3.11 Valid, Binding and Enforceable. This Agreement and the Loan Documents have been duly and validly executed and delivered by the parties thereto (other than the Banks) and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as enforcement of this Agreement, and the Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

     3.12 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Borrowers or by any other party to the Banks in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

IV. CONDITIONS PRECEDENT

    4.1 Conditions Precedent to All Loans. The obligation of each Bank to make any Loan is conditioned upon the following:

        (a) Documents. The Borrowers shall have delivered and the Agent shall have received a Borrowing Notice and all such other documents as may be reasonably requested by the Banks; provided, that if the Banks should request any such additional documents, the Borrowers shall have thirty (30) days following such request in which to deliver such additional documents to the Agent.

        (b) Covenants; Representations. Each Borrower shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan is made or issued.

        (c) Defaults. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

    4.2 Conditions Precedent to First Loan. The obligation of each Bank to make the first Loan hereunder is conditioned upon the following:

        (a) Articles, Bylaws. The Agent shall have received copies of the Articles or Certificates of Incorporation and Bylaws of each of the Borrowers, certified by the Corporate Secretary or Assistant Corporate Secretary of each such entity; together with a Certificate of Good Standing for each Borrower from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole.

        (b) Evidence of Authorization. The Agent shall have received copies, certified by the Corporate Secretary or Assistant Corporate Secretary of each Borrower or other appropriate official in the case of a Person who is not a Borrower, of all corporate or other action taken by each Person other than a Bank who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Revolving Credit Loans, together with such other related papers as the Banks shall reasonably require.

        (c) Incumbency. The Agent shall have received a certificate signed by the Corporate Secretary or Assistant Corporate Secretary of each corporate signatory to the Loan Documents other than a Bank, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until the Agent shall have received a further certificate of the appropriate secretary or assistant secretary amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder;

        (d) Notes. Each Bank shall have received an executed Note payable to the order of such Bank.

        (e) Documents. The Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Agent and the Banks.

        (f) Consents. The Borrowers shall have provided to the Agent evidence satisfactory to the Agent that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

        (g) Other Agreements. The Borrowers shall have executed and delivered each other Loan Document required hereunder.

        (h) Borrowing Notice. The Borrowers shall have delivered and the Agent shall have received a Borrowing Notice, which shall, at a minimum, set forth the information regarding the conversion of the Existing Indebtedness into a Base Rate Loan or a LIBO Rate Loan.

        (i) Fees. The Borrowers shall have paid all fees required as of the Closing Date by Section 2.5 (a) and (b) hereof.

        (j) Legal Opinion. The Agent shall have received a favorable written opinion of general counsel to the Borrowers, which shall be addressed to the Banks and be dated the date of the first Loan, in form and substance satisfactory to the Banks.

V. AFFIRMATIVE COVENANTS

   The Borrowers, jointly and severally, hereby covenant and agree that, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, unless the Required Banks have otherwise consented in writing, the Borrowers shall do the following:

   5.1 Use of Proceeds. Use the proceeds of the Loans only for working capital and Permitted Acquisitions.

   5.2 Accounting Records, Reports and Financial Statements. Furnish to the
Agent:

       (a) Within one hundred and five (105) days after the end of each fiscal year, IGC's Form 10-K filed with the Securities and Exchange Commission for that year, including consolidated financial statements of IGC and the other Borrowers. Such financial statements shall present fairly the consolidated financial position of IGC and the other Borrowers as of the close of such year and the results of its operations and changes in its financial position during such year, in accordance with GAAP, and shall be audited and accompanied by the unqualified opinion of an independent public accountant acceptable to the Banks. With each Form 10-K delivered to the Banks, the Borrowers shall, upon request by the Agent, supply, as supplemental information, unaudited consolidating financial statements of the Borrowers used in the preparation of such Form 10-K;

       (b) Within sixty (60) days after the end of each fiscal quarter, IGC's Form 10-Q filed with the Securities and Exchange Commission for that quarter, including unaudited consolidated financial statements of IGC and the other Borrowers. Such financial statements shall present fairly the financial position of the Borrowers as of the end of such quarter and the results of their operations and changes in their financial position during each quarter in accordance with GAAP. With each Form 10-Q delivered to the Banks, IGC, on behalf of all Borrowers, shall, upon request by the Agent, supply, as supplemental information, consolidating financial statements of the Borrowers used in the preparation of such Form 10-Q;

       (c) With reasonable promptness, and when reasonably requested by the Banks unless any Borrower's compliance with such request would conflict with any law, regulation or contractual obligation applicable to such Borrower, copies of all financial reports, statements and returns which each Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report, statement or return delivered by any Borrower to any supplier or other creditor which is material to that Borrower's operations or financial condition;

       (d) Within sixty (60) days after the end of each fiscal quarter, a complete and fully-executed Covenant Compliance Certificate; and

       (e) All such other documents and information as may be reasonably requested by the Banks, within thirty (30) days following any such request by the Banks.

   5.3 Ordinary Course of Business; Records. Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

   5.4 Information for the Banks. Make available during normal business hours for inspection by the Banks or their designated representatives any of its books and records when reasonably requested by the Banks to do so, and furnish the Banks any information reasonably requested regarding their operations, business affairs and financial condition within a reasonable time after the Banks give notice of their request therefor. In particular, and without limiting the foregoing, each Borrower shall permit, during normal business hours, representatives of the Banks' Audit Departments to make such periodic inspections of its books, records and assets as such representatives deem necessary and proper. The first two sentences of this Section 5.4 notwithstanding, no Borrower shall be required to disclose any information which such Borrower is required by law, regulation or contractual obligation to maintain confidential, and the Banks shall use their best efforts to coordinate the timing of any inspections made pursuant to this Section in order to minimize any resultant disruption of the Borrowers' businesses.

   5.5 Insurance. Carry and maintain, in full force and effect at all times with financially sound and reputable insurers: (i) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction applicable to such Borrower; (ii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by them, or services rendered by them; (iii) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by them; (iv) insurance against such other risks as are usually insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated. The insurance specified in clauses (ii), (iii), and (iv) shall be maintained in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated.

   5.6 Maintenance. Maintain their equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof other than idle equipment no longer used or useful, in connection with the Borrowers' operations.

   5.7 Taxes. Pay all taxes, assessments, charges and levies imposed upon them or on any of their property, or which they are required to withhold and pay over, and provide evidence of payment thereto to the Banks if the Banks so request, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on their books; provided, however, that each Borrower shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

   5.8 Leases. Pay all rent or other sums required by every lease to which any Borrower is a party as the same become due and payable; perform all their obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

   5.9 Corporate Existence; Certain Rights; Laws. Do all things necessary to preserve and keep in full force and effect the corporate existence, licenses, rights, patents, trademarks, trade names and franchises of each Borrower (except that any Borrower may merge into or consolidate with another Borrower as long as the Agent receives written notice prior thereto) and comply with all present and future laws, ordinances, rules and regulations applicable to them in the operation of their businesses; provided, however, that a Borrower may terminate any patent, trademark or license and other rights conferred by jurisdictions outside the United States as long as such Borrower's business judgment requires such termination.

   5.10 Notice of Litigation. Give immediate notice to the Agent of the institution of any litigation or any administrative proceeding involving any Borrower which might materially and adversely affect the operation, financial condition, property or business of any Borrower individually, or the Borrowers as a whole.

   5.11 Indebtedness. Jointly and severally, pay or cause to be paid when due (or within applicable grace periods) all Indebtedness of the Borrowers.

   5.12 Notice of Events of Default. Give immediate notice to the Agent if any Borrower becomes aware of the occurrence of any Event of Default or Potential Default, or of the failure of any Borrower to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement.

   5.13 ERISA. Maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten days) after any Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after a Borrower has notified the PBGC that any Reportable Event has occurred, or after a Borrower has filed a notice of intent to terminate with the PBGC with respect to any Plan, a certificate of the chief executive officer of that Borrower shall be furnished to the Agent setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of a Borrower's notice of intent to terminate, as the case may be.

   5.14 Deposit Accounts. Use the Banks as their primary depository institutions to the extent reasonably feasible unless otherwise agreed in writing by the Banks; and notify the Agent, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions.

   5.15 Management. Furnish to the Agent within thirty (30) days of any election or appointment of officers or directors, written notice of any change in the persons who from time to time become officers and directors of each Borrower.

   5.16 Financial Covenants. Observe the financial covenants set forth on
Schedule 5.16 hereto; provided, however, that the financial covenants set forth in Schedule 5.16 shall supersede any financial covenants set forth in any other agreement between CoreStates and any of the Borrowers.

VI. NEGATIVE COVENANTS

    The Borrowers, jointly and severally, hereby covenant and agree that, from and after the date hereof, and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, they will not do any one or more of the following without first obtaining the written consent of the Required Banks:

    6.1 Fundamental Corporate Changes.

        (a) Change any Borrower's name, enter into any merger, consolidation, reorganization or recapitalization, or dissolve, provided that any Borrower may merge into or consolidate with another Borrower;

        (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of any Borrower's assets or any significant product line or process of any Borrower; or

        (c) Have any Subsidiary; provided, however, that IGC may have the other Borrowers as its Subsidiaries and any Borrower may have a Subsidiary as long as such Subsidiary becomes a party to this Agreement, and subject to its terms.

    6.2 Indebtedness. Incur, create, assume or have any Indebtedness except (i) existing Indebtedness reflected in the Financial Statements, (ii) existing Indebtedness set forth on Schedule 6.2 attached hereto, (iii) Subordinated Indebtedness issued by IGC in an aggregate amount not to exceed $30,000,000,
(iv) Indebtedness incurred pursuant to this Agreement,

(v) additional Indebtedness incurred to finance Permitted Acquisitions, and (vi) purchase money Indebtedness for the acquisition of non-current assets following the date of this Agreement; provided, however, that the aggregate of any Indebtedness incurred from time to time pursuant to Section 6.5 of this Agreement and clauses (v) and (vi) of this Section shall not exceed $12,000,000.

    6.3 Liens. Create or allow any Lien to be on or otherwise affect any Borrower's property or assets except:

        (a) Liens in favor of the Banks;

        (b) Liens for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable or which are being properly contested in good faith by lawful and appropriate proceedings;

        (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workman's compensation, unemployment insurance or other social security obligations;

        (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

        (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith by appropriate and lawful proceedings;

        (f) Liens securing Indebtedness permitted under Subsections 6.2(i),
(ii), (iv) and (vi) of this Agreement;

        (g) Liens, if any, otherwise expressly permitted by this Agreement.

    6.4 Guaranties. Except for a guaranty of Indebtedness of another Borrower or other guaranties of indebtedness not to exceed $1,000,000 in the aggregate, directly or indirectly make any Guaranty.

    6.5 Sales and Lease-Backs. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property which cumulatively in the aggregate has a fair market value in excess of $2,000,000.

    6.6 Loans; Investments. Purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any

Person (other than another Borrower) or make any loan or advance to or for the benefit of any Person (other than to another Borrower) and except for short term (less than one year) loans and advances to employees in the ordinary course of business, except for (i) short-term obligations of the Treasury of the United States of America; (ii) certificates of deposit issued by banks with shareholders' equity of at least $100,000,000; (iii) repurchase agreements not exceeding 29 days in duration by banks with shareholders' equity of at least $100,000,000; (iv) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, either of the two highest credit ratings of Standard & Poor's Corporation or Moody's Investors Service, Inc.; (v) other investments in an aggregate amount not to exceed $5,000,000 during the period commencing on the Closing Date and ending on the Revolver Termination Date; and (vi) Permitted Acquisitions.

    6.7 Change in Business. Discontinue any substantial part, or change the nature of, the business of IGC and its Subsidiaries taken as a whole or enter into any new business unrelated to the present business conducted by IGC and its Subsidiaries, taken as a whole.

    6.8 Sale or Discount of Receivables. Sell any notes receivable or account receivable, with or without recourse.

    6.9 ERISA.

        (a) Terminate any Plan maintained by any Borrower to which Section 4021 of ERISA applies;

        (b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits; or

        (c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.

    6.10 Restricted Payments. Declare or pay any dividend (except stock dividends), or make any distributions of cash or property, to holders of any shares of its capital stock, or, directly or indirectly, redeem or otherwise acquire any such shares of any Borrower; provided, however, that: (i) payments of one Borrower to another Borrower shall be permitted (as long as the recipient Borrower holds shares of the payee Borrower's stock); (ii) IGC may pay cash dividends in any fiscal year in an amount not exceeding its Net Income for the preceding fiscal year; and (iii) IGC may make payments pursuant to its existing stock buy-back program.

VII. DEFAULT

     The Borrowers shall be in default if any one or more of the following events (each an "Event of Default") occurs and is continuing, whatever the reason therefor:

     7.1 Borrowers' Failure to Pay. The Borrowers jointly or severally fail to pay any amount of principal, interest, fees or other sums as and when due under this Agreement or any of the Loan Documents, whether upon stated maturity, acceleration, or otherwise and have not remedied and fully cured such failure to pay within ten (10) Business Days after the date such payment is so due.

     7.2 Breach of Covenants or Conditions. The Borrowers, individually or collectively, fail to perform or observe any term, covenant, agreement or condition in this Agreement or any of the other Loan Documents or are in violation of or non-compliance with any provision of this Agreement or any of the Loan Documents, and have not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within thirty (30) days after the Agent has given written notice thereof to the Borrowers; provided, however, that during such thirty (30) day period the Banks' obligations to make further Loans to the Borrowers shall be suspended.

     7.3 Defaults in Other Agreements. The Borrowers, individually or collectively, fail to perform or observe any material term, covenant, agreement or condition contained in any other agreement applicable to the Borrowers (except for financial covenants contained in any other agreement between CoreStates and any of the Borrowers that are superseded by the financial covenants set forth on Schedule 5.16) or by which they are individually or collectively bound involving a material liability of any Borrower which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

     7.4 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of any Borrower or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

     7.5 False Warranties; Breach of Representations. Any warranty or representation made by the Borrowers, individually or collectively, in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material aspect on the date as of which made.

     7.6 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against the Borrowers, individually or collectively, (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Two Hundred Thousand Dollars ($200,000.00) outstanding at any one time; or (ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of any Borrower individually or the Borrowers as a whole to conduct their business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty (30) days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty (30) days after such stay expires.

     7.7 Bankruptcy or Insolvency of a Borrower.

         (a) A Borrower becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in , the appointment of a trustee, receiver or other custodian for it or a substantial part of its property, or makes a general assignment for the benefit of creditors.

         (b) A Borrower commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

         (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of a Borrower, which is not dismissed within forty-five (45) days, or an order for relief is entered in any such proceeding.

         (d) A trustee, receiver, or other custodian is appointed for a Borrower or a substantial part of its property.

VIII. REMEDIES

      8.1 Further Advances; Acceleration; Setoff.

          (a) Upon the occurrence of any one or more Events of Default, the Agent shall, upon the written request of the Required Banks, terminate the Revolving Loan Commitments and refuse to make any further advances or Loans to the Borrowers.

          (b) Automatically upon the occurrence of any Event of Default described in Section 7.6 of this Agreement, and in the sole discretion of the Required Banks upon the occurrence of any other Event of Default, the unpaid principal balance of all Loans, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrowers under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrowers, all of which are expressly waived by the Borrowers.

          (c) If any one or more Events of Default shall have occurred, the Banks, any affiliate of any Bank and any other participant in the Loans shall have the right, in addition to all other rights and remedies available to them, without notice to the Borrowers, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by any Bank or any such affiliate or participant, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by any Borrower for its own account with any Bank or any such affiliate or participant, and any other indebtedness at any time held or owing by any Bank or any such affiliate or participant, to or for the credit or the account of such Borrowers. For such purpose, the Banks and any such affiliate or participant shall have, and each Borrower hereby grant to the Banks and any such affiliate or participant, a first lien on all such deposits. The Banks and any such affiliate or participant are hereby authorized to charge any such account or indebtedness for any amounts due to the Banks and any such affiliate or participant. Such right of set-off shall exist whether or not the Banks shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. Each Borrower hereby confirms the Banks' and any such affiliate's or participant's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

          (d) Any date on which the Loans and such other obligations are declared due and payable pursuant to this Section shall be the Revolver Termination Date for purposes of this Agreement. Prior to the Revolver Termination Date, so long as an Event of Default shall have occurred and be continuing, and at all times after the Revolver Termination Date the Loans shall bear interest at the Default Rate.

      8.2 Further Remedies. Upon the occurrence of any one or more Events of Default, the Agent and the Banks may proceed to protect and enforce their rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Agent and the Banks in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

IX. AGENT

    9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between the Agent and each Bank has no fiduciary aspects, and the Agent's duties (as Agent) hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on the Agent any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions hereunder, the Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for the Borrowers. As to matters not expressly provided for in this Agreement or any Loan Document, the Agent shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall the Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and the Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to the Agent for any purpose shall, in the reasonable opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnity is requested until such additional indemnity is furnished.

    9.2 Duties and Obligations. In performing its functions and duties hereunder on behalf of the Banks, the Agent shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of any Borrower; (c) shall have no duty to ascertain or inquire into any Borrower's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of any Borrower or inquire into the use of the proceeds of the Revolving Credit Loans or (unless the officers of the Agent active in their capacity as officers of the Agent on the Borrowers' account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection herewith, except to the extent that such may be dependent on the due authorization and execution by the Agent itself; (e) except as expressly provided herein in respect of information and data furnished to the Agent for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to any Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

    9.3 The Agent as a Bank. With respect to its Revolving Loan Commitment and the Loans made and to be made by it, the Agent shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Borrowers and their affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

    9.4 Independent Credit Decisions. Each Bank acknowledges to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

    9.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in such capacity in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by the Agent in such capacity hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

    9.6 Successor Agent. The Agent may resign at any time by giving written notice of such resignation to the Banks and the Borrowers, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Additionally, the Agent may be removed by the Required Banks if: (i) the aggregate Commitment Percentages of the Agent and its affiliates do not equal at least fifteen percent (15%); or (ii) a conservator, receiver or trustee in bankruptcy is appointed for the Agent and such appointment is not vacated within ninety (90) days of such appointment. Upon any such resignation or removal of the Agent, the Banks shall jointly appoint a successor Agent upon written notice to the Borrowers and the retiring or removed Agent. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after a retiring Agent shall have given notice of resignation, the retiring Agent may, upon notice to the Borrowers and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the previous Agent, and the previous Agent shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After any Agent's resignation or removal hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

    9.7 Allocations Made By Agent. As between the Agent and the Banks, unless a Bank objecting to a determination or allocation made by the Agent pursuant to this Agreement delivers to the Agent written notice of such objection within one hundred twenty (120) days after the date any distribution was made by the Agent, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. The Agent shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

    9.8 Benefits of Article IX. The parties hereto agree that the provisions of this Article IX are intended solely for the benefit of the Agent, and the Banks and the Borrowers shall not be entitled to rely on any provisions or assert any such provisions of this Article in any claim or as a defense against the Agent or the Banks.

    9.9 Mutual Disclosure. The Banks and the Agent each agree to disclose to the others immediately upon receipt any information that is not required to be delivered pursuant to Section 9.10 of this Agreement and (i) that concerns the financial condition of the Borrowers and is material to the conduct of the Borrowers' business operations as going concerns, or (ii) relates to the ability of the Borrowers to perform their respective obligations under the Loan Documents. In addition, if any Bank receives any notice, document, financial statement or report from the Borrowers which such Bank is aware has not been delivered to the other Banks and the Agent, such Bank shall promptly forward to the other Banks and the Agent a copy of such notice, document, financial statement or report.

    9.10 Reports and Notices. The Borrowers hereby agree that whenever herein or in any other Loan Document any report, notice, statement or other information is to be given to any Bank or the Agent, such report, notice, statement or other information shall be given to all Banks contemporaneously and within the period of time required for giving such report, notice, statement or information.

X. MISCELLANEOUS

   10.1 Waiver. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

   10.2 Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by any Borrower therefrom shall be effective unless the same shall have been approved in writing by all of the Banks, be in writing and be signed by the Agent and the applicable Borrower or Borrowers, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Borrowers shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the payment of principal (including without limitation the date when due), reduce any interest rate margin or any fee provided herein, increase any Revolving Loan Commitment, extend the Revolver Termination Date, modify the definition of "Required Banks" or any voting rights of the Banks without the written consent of all the Banks. The rights and responsibilities of the Agent hereunder cannot be changed without the Agent's prior written consent.

   10.3 Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

   10.4 Participations and Assignments. Each Borrower hereby acknowledges and agrees that a Bank may at any time:

        (a) grant participations in all or any portion of its Revolving Loan Commitment, any Note, or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants") (but only with the consent of the Borrowers, which consent shall not be unreasonably withheld); provided, however, that: (i) all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not granted such

Participation; (ii) any agreement pursuant to which any Bank may grant a
Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on the Loan or postpone the date fixed for any payment of principal of or interest on the Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder; and (iii) notwithstanding the foregoing, if any Event of Default with respect to Sections 5.16 or 7.1 of this Agreement has occurred within the six (6) months immediately preceding the date of the proposed participation (whether or not such Event of Default is ongoing or has been cured), the consent of the Borrowers and the Agent shall not be necessary to such participation; and

        (b) assign any of its Loans and its Revolving Credit Commitment (but only with the consent of the Borrowers and the Agent, which consent shall not be unreasonably withheld), provided that: (i) each such assignment shall be in an amount of at least $5,000,000 (unless, after giving effect to such assignment and all other such assignments by such assigning Bank occurring simultaneously or substantially simultaneously therewith, such assigning Bank shall hold no Revolving Credit Commitment or Loan hereunder); (ii) each such assignment by a Bank of its Loans or Revolving Credit Commitment shall be made in such manner so that the same portion of its Loans, Note and Revolving Credit Commitment is assigned to the respective assignee; and (iii) notwithstanding the foregoing, if any Event of Default with respect to Sections 5.16 or 7.1 of this Agreement has occurred within the six (6) months immediately preceding the date of the proposed assignment (whether or not such Event of Default is ongoing or has been cured), the consent of the Borrowers and the Agent shall not be necessary to such assignment. Upon execution and delivery by the assignee to the Borrowers and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Revolving Credit Commitment(s) and Loans specified in such instrument, and upon consent thereto by the Borrowers and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrowers and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Revolving Credit Commitment(s) and Loans (or portions thereof) assigned to it (in addition to the Revolving Credit Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

   10.5 Captions. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

   10.6 Notices. All notices, requests, demands, directions, declarations and other communications between the Banks and the Borrowers provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or telefaxed, or delivered in hand to the applicable party at the following addresses:

                  If to the Borrowers:

                  Intermagnetics General Corporation
                  450 Old Niskayuna Road
                  Latham, NY 12110
                  Attention: Michael Zeigler, Senior Vice President - Finance
                  Telephone: (518) 782-1122
                  Telecopy: (518) 782-1105

                  with a copy to:

                  Intermagnetics General Corporation
                  450 Old Niskayuna Road
                  Latham, NY 12110
                  Attention: Christopher J. Lord, Esquire, Corporate Counsel
                  Telephone: (518) 782-1122
                  Telecopy: (518) 782-1105

                  If to the Agent or the Banks:

                  CoreStates Bank, N.A.
                  645 Hamilton Mall
                  Allentown, PA 18101
                  Attention: Kaj Karch, Vice President
                  Telephone:(610) 439-4566
                  Telecopy:(610) 439-4574

                  with a copy to:

                  Duane, Morris & Heckscher LLP
                  One Liberty Place
                  Philadelphia, PA 19103
                  Attention: Stephen D. Teaford, Esquire
                  Telephone: (215) 979-1220
                  Telecopy:(215) 979-1020

Notices shall be effective and deemed received three (3) days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or telefax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

   10.7 Sharing of Collections, Proceeds and Set-Offs; Application of Payments.

       (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Loan which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section in relation to the aggregate outstanding Loans of all the Banks. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

       (b) If an Event of Default or Potential Default shall have occurred and be continuing the Agent and each Bank and the Borrowers agree that all payments on account of the Loans shall be applied by the Agent and the Banks as follows:

           (1) First, to the Agent for any Agent fees then due and payable under this Agreement until such fees are paid in full;

           (2) Second, to the Agent for any fees, costs or expenses (including expenses described in Section 10.8) incurred by the Agent under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrowers or the Banks until such fees, costs and expenses are paid in full;

           (3) Third, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

           (4) Fourth, to the Banks for their respective shares of all costs, expenses and fees then due and payable from the Borrowers until such costs, expenses and fees are paid in full;

           (5) Fifth, to the Banks for their percentage shares of all interest then due and payable from the Borrowers until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 10.7(a)) of the amounts allocated in (a) above; and

           (6) Sixth, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from the Borrowers until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share (determined as set forth in Section 10.7(a)) of the amounts allocated in (a) above.

   10.8 Expenses of the Agent; Indemnification of the Agent and the Banks.

        (a) The Borrowers will from time to time reimburse the Agent promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, (iii) the administration of the Loan Documents, (iv) the enforcement of the Loan Documents, and (v) the Side Letter; and will reimburse the Banks for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the foregoing, including, without limitation, the enforcement of the Loan Documents, which expenses shall not be unreasonable. Notwithstanding the foregoing, the Bank shall use their good faith best efforts to engage common legal counsel with respect to any attempts by the Banks to enforce any of the Loan Documents.

        (b) In addition to the payment of the foregoing expenses, the Borrowers hereby agree, jointly and severally, to indemnify, protect and hold the Agent, each Bank and any holder of the Notes and the officers, directors, employees, agents, affiliates and attorneys of the Agent, each Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by any Borrower or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that the Borrowers shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

   10.9 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made or deemed made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 2.1(f), 2.5(a), 2.10, and 10.8, and the agreements of the Banks set forth in Sections 9.1, 9.5 and 10.7 shall survive the payment of the

Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the latest to occur of the termination of the Aggregate Revolving Loan Commitment or the repayment in full of all amounts owed by the Borrowers under any Loan Document.

   10.10 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

   10.11 Banks' Obligations Several; Independent Nature of Banks' Rights. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

   10.12 No Fiduciary Relationship. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Bank to the Borrowers.

   10.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE BORROWERS, THE AGENT AND EACH BANK HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTES, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAYBE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, OR SUCH OTHER LOAN DOCUMENT.

   10.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND EACH BANK HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN

THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWERS, THE AGENT AND EACH BANK ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWERS, THE AGENT AND EACH BANK FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

   10.15 Counterparts; Effectiveness. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when the Agent shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Agent or facsimile that such counterparts have been signed by all the parties hereto or thereto.


   10.16 Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrowers and the Banks have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.
                                         INTERMAGNETICS GENERAL CORPORATION


                                         By: /s/ Carl H. Rosner
                                             -------------------------------
                                         Name: Carl H. Rosner
                                         Title: CEO


                                         APD CRYOGENICS INC.

                                         By: /s/ Michael C. Zeigler
                                             -------------------------------
                                         Name: Michael C. Zeigler
                                         Title: Treasurer


                                         MAGSTREAM CORPORATION

                                         By: /s/ Michael C. Zeigler
                                             -------------------------------
                                         Name: Michael C. Zeigler
                                         Title: Treasurer



                                         MEDICAL ADVANCES, INC.

                                         By: /s/ Carl H. Rosner
                                             -------------------------------
                                         Name: Carl H. Rosner
                                         Title: CEO


                                         INTERCOOL ENERGY CORPORATION

                                         By: /s/ Michael C. Zeigler
                                             -------------------------------
                                         Name: Michael C. Zeigler
                                         Title: Treasurer

Commitment Percentage:  60%                       CORESTATES BANK, N.A.,
Revolving Loan Commitment:  $15,000,000           individually
                                                  and as Agent



                                                  By: /s/ Kaj E. Karch
                                                  ----------------------------
                                                  Name: Kaj E. Karch
                                                  Title: Vice President


Commitment Percentage:  40%                       THE CHASE MANHATTAN BANK
Revolving Loan Commitment:  $10,000,000


                                                  By: /s/ Stephen P. Malinowski
                                                  ----------------------------
                                                  Name: Stephen P. Malinowski
                                                  Title: Vice President

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23rd day of October, 1997, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the CEO of Intermagnetics General Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23rd day of October, 1997, before me personally came M. C. Zeigler, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of APD Cryogenics Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23rd day of October, 1997, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the CEO of Magstream Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23rd day of October, 1997, before me personally came Carl H. Rosner, to me known, who, being by me duly sworn, did depose and say that he is the CEO of Medical Advances, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC


STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23rd day of October, 1997, before me personally came M.C. Zeigler, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of InterCool Energy Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23 day of October, 1997, before me personally came Kaj Karch, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of CoreStates Bank, N.A., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC



STATE OF NEW YORK    )
                     ) ss.
COUNTY OF ALBANY     )

         On this 23 day of October, 1997, before me personally came Stephen Malinowski, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of The Chase Manhattan Bank, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.




                                                       /s/ Katherine M. Sheehan
                                                                  NOTARY PUBLIC

                                    Exhibit A

                            Form of Borrowing Notice

CoreStates Bank, N.A.
645 Hamilton Mall
Allentown, PA  18101
Attention:  Kaj Karch, Vice President

Ladies and Gentlemen:

         The undersigned, INTERMAGNETICS GENERAL CORPORATION, on behalf of itself and APD CRYOGENICS INC., MAGSTREAM CORPORATION, MEDICAL ADVANCES, INC. and INTERCOOL ENERGY CORPORATION (collectively, the "Borrowers"), refers to the Second Amended and Restated Loan and Agency Agreement, dated as of October 23, 1997, among the Borrowers, CoreStates Bank, N.A., as agent (the "Agent"), and the Banks (as defined therein) (as amended, modified and/or extended to date, the "Loan Agreement"), capitalized terms used herein having the definitions given such terms in the Loan Agreement, and hereby:

1. Gives you notice, irrevocably, pursuant to Section 2.3 of the Loan Agreement, that IGC on behalf of the Borrowers hereby requests a Loan under the Loan Agreement and, in that regard, sets forth below the information relating to that Loan (the "Proposed Advance") as required by Section 2.3 of the Loan Agreement:

         (a)     the requested Business Day of the Proposed Advance is ______;
         (b)     the aggregate amount of the Proposed Advance is $________; and
         (c) the Proposed Advance is intended to be a LIBO Rate Loan, and the Interest Period for the Proposed Advance is ____ months; or the Proposed Advance is intended to be a Base Rate Loan.

2. Certifies to you as follows: (i) each Borrower is on the date hereof, and will be on the date of the Proposed Advance, in compliance with all covenants, agreements and conditions in each Loan Document; (ii) each representation and warranty contained in each Loan Document is true on the date hereof and will be true on the date of the Proposed Advance, with the same effect as if such representation or warranty had been made on each such respective date; and (iii) immediately prior to and after giving effect to the Proposed Advance, no Event of Default or Potential Default shall exist.

                                        Very truly yours,

                                        INTERMAGNETICS GENERAL CORPORATION

Dated: _______________, _________       By:
                                        Name:
                                        Title:

                                    Exhibit B

                     Form of Covenant Compliance Certificate


CoreStates Bank, N.A.
645 Hamilton Mall
Allentown, PA  18101
Attention:  Kaj Karch, Vice President

Ladies and Gentlemen:

         This Covenant Compliance Certificate (this "Certificate") is executed and delivered pursuant to Section 5.2(d) of the Second Amended and Restated Loan and Agency Agreement, dated October 23, 1997 (the "Loan Agreement"), by and among Intermagnetics General Corporation, APD Cryogenics Inc., Magstream Corporation, Medical Advances, Inc. and InterCool Energy Corporation (collectively, the "Borrowers"), the Banks (as such term is defined in the Loan Agreement), and CoreStates Bank, N.A., as agent for the Banks (the "Agent"). All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement and Schedule 5.16 thereto.

         The undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and financial condition of the Borrowers during the fiscal period covered by this Certificate.

         As of ________, the following financial covenants have the following values:

                                                        COVENANT        ACTUAL
                                                      -----------     ---------
         1.    Minimum Tangible Net Worth             $55,000,000     $

         2.    Maximum Ratio of Senior Debt           0.5:1.0
               to Tangible Net Worth

         3.    Minimum Ratio of EBIT to               2.0:1.0
               Interest Expenses

         Attached hereto are the calculations and information necessary to determine the foregoing covenant values.

         As of the date hereof: (a) no Event of Default or Potential Default has occurred and is continuing; (b) the representations and warranties of the Borrowers contained in Article

III of the Loan Agreement are true and correct in all material respects as of the date hereof, except that the representations and warranties in Section 3.4 of the Loan Agreement shall refer to the most recent financial statements delivered to the Banks.

         This Certificate is executed on _________, by the Chief Financial Officer of IGC, on behalf of the Borrowers. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrowers' books and records and is, to the best knowledge of the undersigned, true and correct.




                                              Chief Financial Officer,
                                              Intermagnetics General Corporation

                                  Schedule 5.16

                               Financial Covenants

         This Schedule is a part of the Second Amended and Restated Loan Agreement dated October 23, 1997 (the "Loan Agreement"), among CoreStates Bank, N.A. (as Bank and Agent), The Chase Manhattan Bank, Intermagnetics General Corporation, and the other parties defined therein as the "Borrowers."

         A. Tangible Net Worth. The Borrowers shall at all times maintain a Tangible Net Worth of not less than $55,000,000; provided, however, that if (i) within six (6) months of the date hereof, IGC shall have consummated a contemplated acquisition pursuant to a certain letter of intent, a copy of which has been provided to the Agent, and (ii) IGC acquires not less than $7,000,000 in goodwill as a result of such transaction, then from and after the date of such acquisition, the Borrowers shall at all times maintain a Tangible Net Worth of not less than $50,000,000.

         B. Ratio of Senior Debt to Tangible Net Worth. The Borrowers, on a consolidated basis, shall have a ratio of Senior Debt to Tangible Net Worth at the end of each fiscal quarter of not more than 0.5 to 1.0.

         C. Ratio of EBIT to Interest Expenses. The Borrowers, on a consolidated basis, shall have a ratio of EBIT to Interest Expenses at the end of each fiscal quarter on a rolling four quarter basis, of not less than 2.0 to 1.0.

         For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

         "EBIT" shall mean, for any period, the Net Income (or net loss) of the Borrowers on a consolidated basis for such period as determined in accordance with GAAP, plus the sum of, without duplication, the following for the Borrowers on a consolidated basis: (i) Interest Expenses, and (ii) total income tax expense.

         "Senior Debt" shall mean, at any time, all Indebtedness less all Subordinated Indebtedness.

         "Stockholders' Equity" shall mean, at any time, stockholders' equity as determined in accordance with GAAP.

         "Tangible Net Worth" shall mean, at any time, the aggregate Stockholders' Equity, less all intangible assets of the Borrowers, on a consolidated basis, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, know how, licenses, franchises, capitalized research and development expenses, and amounts owing from officers and/or Affiliates.